Exhibit 10.18

Nitec Pharma AG

Kägenstrasse 17

CH-4153 Reinach

Switzerland

July 7, 2009

Dear Sirs:

Exclusive Distribution Agreement between Nitec Pharma AG and Mundipharma International Corporation Ltd. dated March 24, 2009 (the “Agreement”)

We refer to the Agreement subsisting between you and us and take this means to confirm the following amendment thereto agreed between you and us. Capitalised terms used in this letter without definition which are defined in the Agreement shall have the same meanings herein as therein.

1. With regard to the Asia Pacific Territory the Exclusive right of the Distributor and its Associates to enter into good faith negotiations with the Principal according to Clause 8 of the Agreement shall be extended through the close of business on August 15, 2009.

2. In all other respects the Agreement, as hereby amended, remains unchanged.

Please countersign this letter submitted to you in duplicate to indicate your agreement with its terms and return one copy to us for our files.

Yours sincerely,

Mundipharma International Corporation Ltd.

/s/ Douglas Docherty
Douglas Docherty
General Manager

Accepted and agreed to:

Nitec Pharma AG

By:	/s/ Anders Härfstrand

Date:	9.7.2009

By:	/s/ Jochen Mattis

Date:	09.07.2009

MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED

Mundipharma House — 14, Par-la-Ville Road — P.O. Box HM 2332 — Hamilton HM JX — Bermuda

Tel: (441) 295-6480 — Fax: (441) 292-1472

a member of the Mundipharma International Group